The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company

The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company

The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768

CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik, 513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2012 Results

Cincinnati, April 26, 2012 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	First-quarter 2012 net income of $86 million, or 53 cents per share, compared with $61 million, or 38 cents per share, in the first quarter of 2011.
•	Operating income* of $77 million, or 48 cents per share, up 43 percent compared with $54 million, or 33 cents per share.
•	$25 million increase in first-quarter 2012 net income reflected a $25 million improvement, after taxes, in the contribution from property casualty underwriting – despite the unfavorable effect of $31 million from higher natural catastrophe losses.
•	$32.07 book value per share at March 31, 2012, up 3 percent from December 31, 2011.
•	4.6 percent value creation ratio for the first quarter of 2012, compared with 2.9 percent for the 2011 first quarter.
•	$1 million difference in adjusted first-quarter 2011 net income compared with originally reported $62 million, due to adoption of an accounting standards update for deferred policy acquisition costs.

Financial Highlights

(Dollars in millions except share data in thousands)	Three months ended March 31,
	2012	2011	Change %
Revenue Highlights
Earned premiums	$839	$782	7
Investment income, pre-tax	131	131	0
Total revenues	986	929	6
Income Statement Data
Net income	$86	$61	41
Net realized investment gains and losses	9	7	29
Operating income*	$77	$54	43
Per Share Data (diluted)
Net income	$0.53	$0.38	39
Net realized investment gains and losses	0.05	0.05	0
Operating income*	$0.48	$0.33	45

Book value	$32.07	$31.27	3
Cash dividend declared	$0.4025	$0.40	1
Weighted average shares outstanding	163,145	163,670	0

Insurance Operations First-Quarter Highlights

•	99.1 percent first-quarter 2012 property casualty combined ratio, improved from 104.1 percent for first-quarter 2011.
•	8 percent increase in net written premiums, with all three property casualty segments reporting growth.
•	$108 million first-quarter 2012 property casualty new business written premiums, up 6 percent. Agencies appointed since the beginning of 2011 increased their contribution to new business premiums by $9 million for the quarter.
•	4 cents per share contribution from life insurance operating income to first-quarter results, matching first-quarter 2011.

Investment and Balance Sheet Highlights

•	$131 million first-quarter 2012 before-tax investment income matched the first quarter of 2011.
•	3 percent increase in fair value of invested assets plus cash at March 31, 2012, including an equity portfolio increase of 6 percent and a 2 percent increase for the bond portfolio.
•	$1.076 billion parent company cash and marketable securities at March 31, 2012, up 2 percent from year-end 2011.

*	The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.
**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 9).

CINF 1Q12 Release 1

Ongoing Improvement in Property Casualty Underwriting Results

Steven J. Johnston, president and chief executive officer, commented, “Cincinnati Financial’s first-quarter 2012 income rose more than 40 percent above the 2011 first-quarter result, led by a steady contribution from investment income and improved property casualty insurance underwriting results.

“Our core underwriting results continued trending positively, more than offsetting a $48 million increase in catastrophe losses and leading to an overall property casualty underwriting profit, with a combined ratio of 99.1 percent overall or 88.0 percent before catastrophe losses. Aside from areas where catastrophes occurred, many areas where we operate experienced milder winter weather this year, resulting in lower non-catastrophe weather-related losses for our policyholders. Our first-quarter core combined ratio was about three percentage points better than the stellar fourth-quarter 2011 result, when evaluating both quarters before catastrophe losses, favorable reserve development and last year’s allocation refinement effect.

“Our consistent claims and reserving practices make it possible to report substantial benefits from favorable changes to estimates of reserves that cover losses that occurred in prior periods. Compared with first-quarter 2011, our 2012 first-quarter combined ratio before catastrophes included a 4.0 percentage-point increase in those benefits. Comparing first-quarter 2012 with full-year 2011, the increased benefit was 2.5 percentage points.

“We are thankful to our independent agents for healthy first-quarter growth of property casualty new business, up 6 percent, and net written premiums, up 8 percent. While our premiums rose, paid losses and expenses before catastrophes did not. They declined 1.3 percent, and we also trimmed 1.4 percentage points off our expense ratio compared with this time last year. Our ongoing efforts to improve pricing precision, achieve efficiencies and reduce costs are driving profitable growth. We expect their effects to compound over time and carry us toward ambitious goals.

“Each of our property casualty insurance segments had premium growth, primarily reflecting better renewal pricing along with cumulative effects of agency, territory and product portfolio expansions of recent years. Personal lines renewal written premiums rose 12 percent, benefiting from recent rate increases. Commercial pricing changes for our renewals of standard market policies appeared to strengthen slightly over the quarter in the low- to mid-single-digit range while the average price increase for excess and surplus lines was in the high single digits. Audits of our commercial casualty and workers’ compensation policies, which are initially priced based on estimates of future sales or payroll, contributed $6 million to net written premiums in this year’s first quarter. That is a reversal from last year at this time when we returned premium to policyholders, and it’s a great sign that our policyholders’ businesses are growing again.”

Steady Investment Income, Outstanding Financial Flexibility

“Our investment income came in at $131 million, a result that has varied by only $1 million to $3 million over the past 10 quarters. In addition to our large, diversified bond portfolio that more than covers all of our insurance reserve liabilities, we hold a larger equity portfolio than most insurers. Dividend income from our equity portfolio – $26 million for the first quarter – has helped us achieve stable investment income at a time when many insurers are seeing declines due to the effects of low interest rates on bond portfolios. The equity portfolio also contributed $179 million of the $227 million first-quarter pretax increase in unrealized gains in our investment portfolio. Book value rose to $32.07, up 3 percent from year-end 2011.

“While life insurance operations results also are constrained by low interest rates, their contribution to net earnings also held steady at 4 cents for the first quarters of 2012 and 2011. We value that steadiness, which helps temper the weather volatility inherent to property casualty operations, benefitting our company, our shareholders and the independent agencies that represent us.

“We also value financial flexibility. At March 31, 2012, capitalization and liquidity were stronger than year-end. After payment of our quarterly dividend to shareholders, our holding company had almost $1.1 billion of cash and marketable securities. Our value creation ratio, which considers those dividends as well as growth in book value, was 4.6 percent for the first quarter, a good start for the year. We look forward to increasing our value creation as the year progresses.”

CINF 1Q12 Release 2

Consolidated Property Casualty Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2012	2011	Change %

Earned premiums	$798	$745	7
Fee revenues	1	1	0
Total revenues	799	746	7

Loss and loss expenses	539	530	2
Underwriting expenses	251	246	2
Underwriting profit (loss)	$9	$(30)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	67.5%	71.1%	(3.6)
Underwriting expenses	31.6	33.0	(1.4)
Combined ratio	99.1%	104.1%	(5.0)

			Change %
Agency renewal written premiums	$762	$708	8
Agency new business written premiums	108	102	6
Other written premiums	(27)	(31)	13
Net written premiums	$843	$779	8

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	68.1%	73.3%	(5.2)
Current accident year catastrophe losses	13.9	5.7	8.2
Prior accident years before catastrophe losses	(11.7)	(7.7)	(4.0)
Prior accident years catastrophe losses	(2.8)	(0.2)	(2.6)
Total loss and loss expenses	67.5%	71.1%	(3.6)

Current accident year combined ratio before catastrophe losses	99.7%	106.3%	(6.6)

•	$64 million or 8 percent increase in first-quarter 2012 property casualty net written premiums. Growth reflected the effects of premium growth strategies, better pricing and slowly improving economic conditions.
•	$108 million in 2012 new business written by agencies, including $89 million in standard market property casualty production from agencies appointed prior to the beginning of 2011 and $10 million from appointments since then, plus $9 million for excess and surplus lines.
•	1,346 agency relationships in 1,696 reporting locations marketing standard market property casualty insurance products at March 31, 2012, compared with 1,312 agency relationships in 1,648 reporting locations at year-end 2011. 56 new agency appointments were made during the first three months of 2012.
•	5.0 percentage-point first-quarter 2012 combined ratio improvement primarily due to an improving loss ratio before catastrophe losses that offset a 5.6 point increase in natural catastrophe losses.
•	1 percent decline in paid loss and loss expenses, before catastrophes and net of reinsurance, reflecting improving loss experience relative to a 7 percent increase in earned premiums.
•	5.2 percentage-point improvement, to 68.1 percent, for three-month 2012 ratio of accident year losses and loss expenses before catastrophes, driven by a 4.7 point improvement in the ratio for new losses of $250,000 or more per claim.
•	14.5 percentage point first-quarter 2012 benefit from favorable prior accident year reserve development of $116 million, compared with 7.9 percent from $58 million of development for the same period of 2011. Favorable development on catastrophe losses accounted for more than one-third of the difference between the two periods.
•	1.4 percentage-point improvement in the first-quarter underwriting expense ratio, reflecting expense management efforts and higher earned premiums.

CINF 1Q12 Release 3

The following table shows incurred catastrophe losses for the first quarters of 2012 and 2011.

(In millions, net of reinsurance)			Three months ended March 31,
			Comm.	Pers.	E&S
Dates	Event	Region	lines	lines	lines	Total
2012
Feb. 28-29	Hail, wind, tornado	Midwest	$22	$8	$-	$30
Mar. 2-3	Hail, wind, tornado	Midwest, South	28	45	1	74
All other 2012 catastrophes			2	5	-	7
Development on 2011 and prior catastrophes			(13)	(9)	-	(22)
Calendar year incurred total			$39	$49	$1	$89

2011
Jan. 31-Feb. 3	Freezing, wind	South, Midwest	5	5	-	10
Feb. 27-28	Hail, wind, tornado	Midwest	5	8	-	13
Mar. 11	Earthquake	Japan	8	-	-	8
All other 2011 catastrophes			5	6	-	11
Development on 2010 and prior catastrophes			4	(5)	-	(1)
Calendar year incurred total			$27	$14	$-	$41

CINF 1Q12 Release 4

Insurance Operations Highlights

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2012	2011	Change %

Earned premiums	$568	$540	5
Fee revenues	1	1	0
Total revenues	569	541	5

Loss and loss expenses	348	374	(7)
Underwriting expenses	187	189	(1)
Underwriting profit (loss)	$34	$(22)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	61.1%	69.2%	(8.1)
Underwriting expenses	33.1	35.1	(2.0)
Combined ratio	94.2%	104.3%	(10.1)

			Change %
Agency renewal written premiums	$571	$542	5
Agency new business written premiums	75	71	6
Other written premiums	(20)	(25)	20
Net written premiums	$626	$588	6

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	67.9%	74.5%	(6.6)
Current accident year catastrophe losses	9.1	4.3	4.8
Prior accident years before catastrophe losses	(13.6)	(10.2)	(3.4)
Prior accident years catastrophe losses	(2.3)	0.6	(2.9)
Total loss and loss expenses	61.1%	69.2%	(8.1)

Current accident year combined ratio before catastrophe losses	101.0%	109.6%	(8.6)

•	$38 million or 6 percent growth in first-quarter 2012 commercial lines net written premiums, primarily due to higher renewal written premiums.
•	$29 million rise in first-quarter renewal written premiums largely reflected commercial lines pricing changes that increased on average in a low- to mid-single-digit range.
•	$4 million increase in first-quarter new business written premiums, with growth in approximately half of our states.
•	10.1 percentage-point reduction in the first-quarter combined ratio primarily due to a 4 percent reduction in current accident year losses and loss expenses before catastrophes and a 5 percent increase in earned premiums.
•	6.6 percentage-point improvement, to 67.9 percent, for the three-month 2012 ratio of accident year losses and loss expenses before catastrophes, reflecting a 4.5 point reduction in the ratio for new losses of $250,000 or more per claim and better pricing.
•	3.4 percentage point rise in first-quarter 2012 benefit from favorable prior accident year reserve development before catastrophe losses – reflecting reduced variability in paid losses and lower than anticipated loss emergence on known claims.

CINF 1Q12 Release 5

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2012	2011	Change %

Earned premiums	$209	$190	10
Fee revenues	-	-	nm
Total revenues	209	190	10

Loss and loss expenses	174	141	23
Underwriting expenses	57	52	10
Underwriting loss	$(22)	$(3)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	83.6%	74.1%	9.5
Underwriting expenses	27.3	27.4	(0.1)
Combined ratio	110.9%	101.5%	9.4

			Change %
Agency renewal written premiums	$175	$156	12
Agency new business written premiums	24	22	9
Other written premiums	(6)	(5)	(20)
Net written premiums	$193	$173	12

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	67.9%	67.9%	0.0
Current accident year catastrophe losses	28.2	10.0	18.2
Prior accident years before catastrophe losses	(7.8)	(1.2)	(6.6)
Prior accident years catastrophe losses	(4.7)	(2.6)	(2.1)
Total loss and loss expenses	83.6%	74.1%	9.5

Current accident year combined ratio before
catastrophe losses	95.2%	95.3%	(0.1)

•	$20 million or 12 percent growth in first-quarter 2012 personal lines net written premiums, primarily due to higher renewal written premiums that reflect various rate increases – some over several years in succession.
•	9.4 percentage-point rise in first-quarter 2012 combined ratio primarily due to catastrophe losses that were 16.1 points higher.
•	6.6 percentage point rise in first-quarter 2012 benefit from favorable prior accident year reserve development before catastrophe losses – reflecting reduced variability in paid losses and lower than anticipated loss emergence on known claims.

CINF 1Q12 Release 6

Excess and Surplus Lines Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2012	2011	Change %

Earned premiums	$21	$15	40

Loss and loss expenses	17	15	13
Underwriting expenses	7	5	40
Underwriting loss	$(3)	$(5)	40

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	81.6%	102.7%	(21.1)
Underwriting expenses	32.0	30.0	2.0
Combined ratio	113.6%	132.7%	(19.1)

			Change %
Agency renewal written premiums	$16	$10	60
Agency new business written premiums	9	9	0
Other written premiums	(1)	(1)	0
Net written premiums	$24	$18	33

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	78.3%	98.8%	(20.5)
Current accident year catastrophe losses	2.4	1.7	0.7
Prior accident years before catastrophe losses	(0.4)	1.1	(1.5)
Prior accident years catastrophe losses	1.3	1.1	0.2
Total loss and loss expenses	81.6%	102.7%	(21.1)

Current accident year combined ratio before
catastrophe losses	110.3%	128.8%	(18.5)

•	$6 million or 33 percent growth in first-quarter 2012 excess and surplus lines net written premiums, largely due to the opportunity to renew many accounts for the first time. Growth was also from average renewal price increases that rose to a high-single-digit range.
•	19.1 percentage-point combined ratio improvement for first-quarter 2012, largely due to a 10.9 point reduction from paid losses and loss expenses.

Life Insurance Operations

(In millions)	Three months ended March 31,
	2012	2011	Change %
Term life insurance	$27	$25	8
Universal life insurance	7	5	40
Other life insurance, annuity, and disability income products	7	7	0
Earned premiums	41	37	11
Investment income, net of expenses	34	33	3
Other income	-	1	(100)
Total revenues, excluding realized investment gains and losses	75	71	6
Contract holders benefits	43	45	(4)
Underwriting expenses	22	16	38
Total benefits and expenses	65	61	7
Net income before income tax and realized investment gains and losses	10	10	0
Income tax	4	3	33
Net income before realized investment gains and losses	$6	$7	(14)

•	$4 million or 11 percent growth in first-quarter 2012 earned premiums, including 8 percent for term life insurance, our largest life insurance product line. 1 percent rise in face amount of life policies in force to $78.601 billion at March 31, 2012, from $77.691 billion at year-end 2011.
•	$43 million decline to $17 million in first-quarter 2012 fixed annuity deposits received, slowing as planned. Cincinnati Life does not offer variable or indexed products.
•	$4 million rise in total revenues before investment gains matched the increase in total benefits and expenses, resulting in first-quarter 2012 profit that was generally in line with first-quarter 2011.
•	$21 million or 3 percent first-quarter 2012 growth to $792 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company.

CINF 1Q12 Release 7

Investment and Balance Sheet Highlights

Investment Operations

(In millions)	Three months ended March 31,
	2012	2011	Change %

Total investment income, net of expenses, pretax	$131	$131	0
Investment interest credited to contract holders	(21)	(20)	(5)
Realized investment gains and losses summary:
Realized investment gains and losses	25	38	(34)
Change in fair value of securities with embedded derivatives	4	4	0
Other-than-temporary impairment charges	(16)	(30)	47
Total realized investment gains and losses	13	12	8
Investment operations profit	$123	$123	0

(In millions)	Three months ended March 31,
	2012	2011	Change %
Investment income:
Interest	$106	$106	0
Dividends	26	26	0
Other	1	1	0
Investment expenses	(2)	(2)	0
Total investment income, net of expenses, pretax	131	131	0
Income taxes	(32)	(32)	0
Total investment income, net of expenses, after tax	$99	$99	0

Effective tax rate	24.4%	24.5%

Average yield pretax	4.5%	4.6%
Average yield after tax	3.4%	3.4%

•	Flat first-quarter 2012 pre-tax investment income, with dividend and interest income matching first-quarter 2011 amounts.
•	$228 million or 15 percent first-quarter 2012 increase in pretax unrealized investment portfolio gains, including $179 million in the equity portfolio. $26 million of pretax realized gains were harvested from the investment portfolio during the first quarter of 2012, including $23 million from the equity portfolio.

(Dollars in millions except share data)	At March 31,	At December 31,
	2012	2011
Balance sheet data
Invested assets	$12,153	$11,801
Total assets	16,022	15,635
Short-term debt	104	104
Long-term debt	790	790
Shareholders' equity	5,207	5,033
Book value per share	32.07	31.03
Debt-to-total-capital ratio	14.7%	15.1%

	Three months ended March 31,
	2012	2011
Performance measure
Value creation ratio	4.6%	2.9%

•	$12.577 billion in consolidated cash and invested assets at March 31, 2012, compared with $12.239 billion at year-end.
•	$8.956 billion bond portfolio at March 31, 2012, with an average rating of A2/A. Fair value rose $177 million or 2 percent during the first quarter of 2012.
•	$3.131 billion equity portfolio was 25.8 percent of invested assets, including $973 million in pre-tax net unrealized gains at March 31, 2012. $175 million or 6 percent first-quarter 2012 growth in fair value.
•	$3.835 billion of statutory surplus for the property casualty insurance group at March 31, 2012, up $88 million from $3.747 billion at year-end 2011, after declaring $75 million in dividends to the parent company. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended March 31, 2012, of 0.8-to-1, unchanged from year-end 2011.
•	Value creation ratio of 4.6 percent for the first quarter of 2012 is the total of 1.3 percent from shareholder dividends plus 3.3 percent from the change in book value per share.

For additional information or to register for our conference call webcast, please visit www.cinfin.com/investors.

CINF 1Q12 Release 8

Cincinnati financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2011 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 26.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches, including cyber attacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

CINF 1Q12 Release 9

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	March 31,	December 31,
	2012	2011

Assets
Investments	$12,153	$11,801
Cash and cash equivalents	424	438
Premiums receivable	1,126	1,087
Reinsurance receivable	602	622
Other assets	1,717	1,687
Total assets	$16,022	$15,635

Liabilities
Insurance reserves	$6,587	$6,553
Unearned premiums	1,680	1,633
Deferred income tax	388	303
Long-term debt and capital lease obligation	833	821
Other liabilities	1,327	1,292
Total liabilities	10,815	10,602

Shareholders' Equity
Common stock and paid-in capital	1,493	1,489
Retained earnings	3,884	3,863
Accumulated other comprehensive income	1,047	901
Treasury stock	(1,217)	(1,220)
Total shareholders' equity	5,207	5,033
Total liabilities and shareholders' equity	$16,022	$15,635

(Dollars in millions except per share data)	Three months ended March 31,
	2012	2011

Revenues
Earned premiums	$839	$782
Investment income, net of expenses	131	131
Realized investment gains and losses	13	12
Other revenues	3	4
Total revenues	986	929

Benefits and Expenses
Insurance losses and policyholder benefits	582	575
Underwriting, acquisition and insurance expenses	274	262
Interest expense	14	13
Other operating expenses	4	4
Total benefits and expenses	874	854

Income Before Income Taxes	112	75

Provision for Income Taxes	26	14

Net Income	$86	$61

Per Common Share:
Net income—basic	$0.53	$0.38
Net income—diluted	$0.53	$0.38

CINF 1Q12 Release 10

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures

(See attached tables for 2012 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•	Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•	Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•	Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation

Balance Sheet Reconciliation

(Dollars are per share)	Three months ended March 31,
	2012	2011
Value creation ratio
End of period book value	$32.07	$31.27
Less beginning of period book value	31.03	30.79
Change in book value	1.04	0.48
Dividend declared to shareholders	0.40	0.40
Total contribution to value creation ratio	$1.44	$0.88

Contribution to value creation ratio from change in book value*	3.3%	1.6%
Contribution to value creation ratio from dividends declared to shareholders**	1.3	1.3
Value creation ratio	4.6%	2.9%

* Change in book value divided by the beginning of period book value

** Dividend declared to shareholders divided by beginning of period book value

CINF 1Q12 Release 11

Cincinnati Financial Corporation

Net Income Reconciliation

(In millions except per share data)	Three months ended March 31,
	2012	2011
Net income	$86	$61
Net realized investment gains and losses	9	7
Operating income	77	54
Less catastrophe losses	(58)	(27)
Operating income before catastrophe losses	$135	$81

Diluted per share data:
Net income	$0.53	$0.38
Net realized investment gains and losses	0.05	0.05
Operating income	0.48	0.33
Less catastrophe losses	(0.35)	(0.16)
Operating income before catastrophe losses	$0.83	$0.49

Property Casualty Reconciliation

	Three months ended March 31, 2012
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$843	$626	$193	$24
Unearned premiums change	(45)	(58)	16	(3)
Earned premiums	$798	$568	$209	$21

Statutory ratio:
Statutory combined ratio	98.8%	92.4%	114.8%	113.5%
Contribution from catastrophe losses	11.1	6.8	23.5	3.7
Statutory combined ratio excluding catastrophe losses	87.7%	85.6%	91.3%	109.8%

Commission expense ratio	18.9%	17.9%	21.3%	26.5%
Other expense ratio	12.4	13.4	9.9	5.4
Statutory expense ratio	31.3%	31.3%	31.2%	31.9%

GAAP ratio:
GAAP combined ratio	99.1%	94.2%	110.9%	113.6%
Contribution from catastrophe losses	11.1	6.8	23.5	3.7
Prior accident years before catastrophe losses	(11.7)	(13.6)	(7.8)	(0.4)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	99.7%	101.0%	95.2%	110.3%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts.

CINF 1Q12 Release 12